SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 12/31/2007
FILE NUMBER 811-2699
SERIES NO.: 23


72DD1 Total income dividends for which record date passed during the period.
      (000's Omitted)
      Class A                                            $ 33
    2 Dividends for a second class of open-end company shares (000's Omitted)
      Class B                                             $ 4
      Class C                                             $ 4
      Class R                                             $ 1
      Institutional Class                                 $ 2

73A.  Payments per share outstanding during the entire current period:
      (form nnn.nnnn)
    1 Dividends from net investment income
      Class A                                          0.2923
    2 Dividends for a second class of open-end company shares (form nnn.nnnn)
      Class B                                          0.2480
      Class C                                          0.2480
      Class R                                          0.2767
      Institutional Class                              0.3052

74U.1 Number of shares outstanding (000's omitted)
      Class A                                             120
    2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
      Class B                                              19
      Class C                                              15
      Class R                                              16
      Institutional Class                                   5

74V.1  Net asset value per share (to nearest cent)
      Class A                                           $9.78
    2 Net asset value per share of a second class of open-end company shares
      (to nearest cent)
      Class B                                           $9.75
      Class C                                           $9.76
      Class R                                           $9.77
      Institutional Class                               $9.79